CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of Kinetics Portfolios Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 28, 2003